EXHIBIT 99.1



[K & F Industries Logo]

       600 Third Avenue
     New York, NY 10016
                                                           FOR IMMEDIATE RELEASE

                                                                       CONTACTS:
                                                          K & F Industries, Inc.
                                                             Kenneth M. Schwartz
                                                                    212/297-0900

                                                           Lehman Brothers, Inc.
                                                      Liability Management Group
                                                           212/528-7581(collect)
                                                     or 800/438-3242 (toll free)


                 K&F INDUSTRIES, INC. ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR ALL OF ITS OUTSTANDING
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2007
                   AND 9?% SENIOR SUBORDINATED NOTES DUE 2010

New York, October 20, 2004 - K&F Industries, Inc. (the "Company") is today commencing a cash tender offer and consent solicitation. The Company is offering (each an "Offer" and, collectively, the "Offers") to purchase any and all of its 9 1/4% Senior Subordinated Notes due 2007 (the "2007 Notes") and 9 5/8% Senior Subordinated Notes due 2010 (the "2010 Notes" and, collectively with the 2007 Notes, the "Notes"). The Offers will expire at 5:00 p.m., New York City time, on November 18, 2004, unless extended or terminated (such time and date, as the same may be extended, the "Offer Expiration Date"). The Offers are being made in connection with the proposed acquisition of the Company by AAKF Acquisition, Inc., an affiliate of Aurora Capital Group (the "Acquisition").

In conjunction with the Offers, K&F is soliciting consents (each a "Consent Solicitation" and, collectively, the "Consent Solicitations") to certain proposed amendments to the indentures governing the two series of Notes, which amendments would eliminate substantially all of the restrictive covenants and certain events of default contained in the respective indentures. Adoption of the proposed amendments requires the consent of at least a majority in aggregate principal of Notes of the applicable series outstanding. The Offers and Consent Solicitations are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated October 20, 2004, and related documents (together, the "Tender Documents"), which set forth the complete terms and conditions of the Offers and the Consent Solicitations. The Consent Solicitations will expire at 5:00 p.m., New York City time, on November 4, 2004, unless extended or terminated (such time and date, as the same may be extended, the "Consent Expiration Date"). Subject to the terms and conditions of the Offers and the Consent Solicitations, holders who tender Notes pursuant to an Offer on or prior to the Consent Expiration Date will be entitled to receive an amount in cash equal to the Total Consideration (as defined below) applicable to such Notes. Holders who tender Notes pursuant to an Offer after the Consent Expiration Date, but on or prior to the Offer Expiration Date, will be entitled to receive only the Offer Consideration (as defined below) applicable to such Notes. In addition, Holders who tender Notes will receive accrued and unpaid interest with respect to such Notes up to, but not including, the applicable payment date.

The "Total Consideration" for each $1,000 principal amount of the 2007 Notes tendered and accepted for purchase pursuant to the Offer for the 2007 Notes shall be an amount equal to $1,020, comprised of (i) $990, the "Offer Consideration" for the 2007 Notes, plus (ii) $30, the "2007 Note Consent Payment".

The "Total Consideration" for each $1,000 principal amount of the 2010 Notes tendered and accepted for purchase pursuant to the Offer for the 2010 Notes shall be an amount equal to the present value on the applicable payment date of the sum of (i) $1,048.13 (the redemption price the Company would be required to pay per $1,000 principal amount of the 2010 Notes to redeem the 2010 Notes on December 15, 2006, which is the first date on which the 2010 Notes are redeemable (the "Earliest Redemption Date")) plus (ii) all scheduled interest payments per $1,000 principal amount of the 2010 Notes from the applicable payment date to the Earliest Redemption Date, such present value to be determined on the basis of a yield to the Earliest Redemption Date equal to the sum of (x) the bid-side yield to maturity of the 2 5/8% U.S. Treasury Note due November 15, 2006 (the "Reference Note"), as calculated by the dealer manager in accordance with standard market practice, based on the bid price for the Reference Note as of 2:00 p.m., New York City time, two business days after the Consent Expiration Date, which is currently expected to be November 8, 2004, as displayed on Page PX5 of the Bloomberg Government Pricing Monitor (the "Quotation Report") or any recognized quotation source selected by the dealer manager in its sole discretion if the Quotation Report is not available or is manifestly erroneous, plus (y) 100 basis points (such Total Consideration being rounded to the nearest cent per $1,000 principal amount of the 2010 Notes ) minus (iii) accrued and unpaid interest from the last interest payment date up to, but not including, the applicable payment date. The $30 consent payment for each $1,000 principal amount of the 2010 Notes tendered on or prior to the Consent Expiration Date and accepted for purchase pursuant to the Offer for the 2010 Notes (the "2010 Note Consent Payment") is included in the Total Consideration. The "Offer Consideration" for the 2010 Notes is equal to the Total Consideration minus the 2010 Note Consent Payment.

Holders who tender their Notes will be required to consent to the proposed amendments, and holders may not deliver consents without tendering their Notes. Holders who tender and consent at or at any time prior to 5:00 p.m., New York City time, on the Consent Expiration Date may not withdraw their tenders and revoke their consents at any time. Holders who tender and consent after 5:00 p.m., New York City time, on the Consent Expiration Date may withdraw their tenders and revoke their consents at any time prior to 5:00 p.m., New York City time, on the Offer Expiration Date. The Offers and Consent Solicitations are subject to the closing of the Acquisition, the completion by K&F of financing transactions to fund consummation of the Offers and Consent Solicitations and certain other customary conditions. Each Offer is not conditioned on the completion of the other Offer.

Holders should tender their Notes and deliver consents pursuant to instructions set forth in the Offer to Purchase and Consent Solicitation Statement, which is being mailed to all holders of Notes and sets forth more fully the terms and conditions of the Offers and Consent Solicitations.

Additional copies of the Tender Documents may be obtained from D.F. King & Co., Inc., the information agent, at (212) 269-5550 (banks and brokers call toll free) or (800) 628-8532 (toll free).

Lehman Brothers Inc. is the dealer manager for the Offers and the solicitation agent for the Consent Solicitations. All inquiries regarding the terms of the Offers and Consent Solicitations should be made to the Liability Management Group at Lehman Brothers Inc. at (212) 528-7581 (call collect) or (800) 438-3242 (toll free).

This release is for informational purposes only and is neither an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to the Notes. The offer to buy the Notes is only being made pursuant to the Tender Documents. The Offers and Consent Solicitations are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers or Consent Solicitations are required to be made by a licensed broker or dealer, they shall be deemed to be made by Lehman Brothers on behalf of the Company.

The Company is one of the world's leading manufacturers of aircraft wheels, brakes and anti-skid systems for commercial, general aviation and military aircraft. The Company is also the leading worldwide manufacturer of aircraft fuel tanks as well as a producer of aircraft iceguards, inflatable oil booms and other products made from coated fabrics for commercial and military applications.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, unless required by applicable law.